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                                                                    EXHIBIT 10a1


                              SEVERANCE AGREEMENT

          AGREEMENT dated as of January 1, 2000 between FORTUNE BRANDS, INC., a Delaware corporation (the "Company"), and THOMAS J. FLOCCO (the "Executive"),


                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Company has offered full-time employment to the Executive with the assurance that the Executive will receive certain severance benefits in the event the Company were to take certain actions resulting in the termination of his employment; and

          WHEREAS, the Company has induced the Executive to join its full-time employ by providing him with the assurance of receiving certain severance benefits; and

          WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of such severance benefits;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties do hereby agree as follows:

          1. Termination of Employment.
             -------------------------

             (a)   Entitlement to Benefits.   If and only if during the term of
                   -----------------------
     this Agreement the Executive's employment with the Company is terminated by the
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     Company other than for Disability or Cause or by the Executive for Good
     Reason (each as defined in this Section l), the Executive shall be entitled to benefits as provided in Section 2. The Executive shall not be entitled to any benefits hereunder in the event his employment with the Company is terminated as a result of his death, by the Company for Disability or Cause or by the Executive other than for Good Reason.

          (b)  Disability.  Termination of employment by the Company for
               ----------
Disability hereunder shall be deemed to have occurred only if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for 180 consecutive days and, within 30 days after Notice of Termination (as defined in Section 1(d)) is given to the Executive by the Company, the Executive shall not have returned to the full-time performance of his duties.

          (c)  Cause.  Termination of employment by the Company for Cause shall
               -----
be deemed to have occurred only if (i) termination shall have been the result of
(A) an act or acts of dishonesty on the Executive's part constituting a felony and intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company, or (B) the Executive's willful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than

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any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties, and (ii) there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors of the Company at a meeting thereof called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such Board), finding that in the good faith opinion of the Board of Directors of the Company the Executive was guilty of conduct set forth above in clause (i)(A) or (i)(B) of this Section 1(c) and specifying the particulars thereof in detail. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based (x) was done or omitted to be done (l) as a result of bad judgment or negligence on his part, or
(2) without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled or (3) as a result of his good faith belief that such act or failure to

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act was in or was not opposed to the interests of the Company, or (y) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of the Company or the laws of the state of its incorporation or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or failure to act.

          (d)  Notice of Termination.  Any termination by the Company for
               ---------------------
Disability or Cause shall be communicated by Notice of Termination to the Executive and any termination by the Executive for Good Reason shall be communicated by Notice of Termination to the Company. For purposes of this Agreement, a "Notice of Termination" shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (e)  Termination Date.  As used herein, "Termination Date" shall mean
               ----------------
(i) if employment is terminated by the Company for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (ii) if employment is terminated by the Company for Cause, the date

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on which a Notice of Termination is given, (iii) if employment is terminated by the Executive for Good Reason, the date specified in the Notice of Termination and (iv) if employment is terminated for any other reason, the date on which the Executive ceases to perform his duties as an officer of the Company; provided, however, that, if within 30 days after any Notice of Termination is given the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by written agreement of the parties or by a final judgment, order or decree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided further, however, that if the dispute is resolved in favor of the Company, the Termination Date shall not be so extended but shall be the date determined under clauses (i) through (iv) of this Section 1(e).

          (f)  Good Reason.  Termination of employment by the Executive for Good
               -----------
Reason shall be deemed to have occurred only if the Executive terminates his employment and provides a Notice of Termination to the Company prior to such date for any of the following reasons:

            (i) without the Executive's express written consent, any material reduction in the aggregate duties, responsibilities and authority assigned to him

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     as of the date hereof, or the assignment to him of any duties, responsibilities or authority inconsistent with the duties, responsibilities and authority assigned to him as of the date hereof, except in connection with the termination of his employment as a result of his death or by the Company for Disability or Cause or by the Executive other than for Good Reason;

          (ii) a reduction by the Company in the Executive's base salary as in effect on January 1, 2000 plus all increases therein subsequent thereto;

          (iii) the failure of the Company substantially to maintain and to continue the Executive's participation in the Company's benefit plans as in effect on January 1, 2000 and with all improvements therein subsequent thereto (other than those plans or improvements that have expired thereafter in accordance with their original terms), or the taking of any action which would materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him on January 1, 2000 or subsequently. For the purposes hereof such benefit plans shall include, but not be limited to, the Incentive Compensation Plans, the Pension Plans, the Defined Contribution Plan and the Company's Long-Term Incentive Plan;

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          (iv)  the sum of the Executive's base salary and the amount paid to the Executive as incentive compensation under the Incentive Compensation Plans for any calendar year during the term hereof is less than 90% of the sum of the Executive's base salary and the amount paid to the Executive under the Incentive Compensation Plans for 2000 (deemed to be $175,000 for 2000) or any subsequent year during the term hereof for which the sum of such amounts was greater; provided, however, that this paragraph shall not be applicable if the cause of the reduction of the sum of the Executive's base salary and incentive compensation is a failure of the Company to meet performance goals under the Incentive Compensation Plans;

           (v) the failure of the Company to provide the Executive during each calendar year with a number of paid vacation days at least equal to the number of paid vacation days to which he was entitled at the date hereof plus any increases therein subsequent thereto;

          (vi) any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination, and for purposes of this Agreement, no such purported termination shall be effective; or

          (vii) any failure of the Company to comply with and satisfy Section 7; provided, however, that

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     termination of employment by the Executive under clauses (iii) and (iv)
     above shall not be deemed to have occurred for Good Reason if the reason for the compensation reduction or failure of benefit plan coverage thereunder is due to a change in the individual elements of aggregate compensation, which change is applicable to officers of the Company generally, without a material reduction in aggregate compensation.

          2. Compensation Upon Termination.
             -----------------------------

          (a) If the Executive's employment is terminated by the Company for Disability or Cause or by the Executive other than for Good Reason, the Company shall have no obligation to pay any compensation to the Executive under this Agreement in respect of periods beginning on or after the Termination Date, but this Agreement shall have no effect on any other obligation the Company may have to pay the Executive compensation to which he may otherwise be entitled.

          (b) If the Company shall terminate the Executive's employment other than for Disability or Cause or the Executive terminates his employment for Good Reason, and the Executive executes a release and waiver of claims in the form proposed by the Company, then the Company shall pay to

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the Executive as severance pay following the Termination Date the following amounts:

            (i) his full base salary which is unpaid through the Termination Date at the rate in effect on the date hereof plus any increases therein subsequent thereto;

            (ii) an amount equal to the Executive's base salary shall continue to be paid at the rate in effect on the date hereof plus any increases therein subsequent thereto until the second anniversary of the Termination Date or, if the Executive's Normal Retirement Date (as defined in the Retirement Plan for Employees and Former Employees of Fortune Brands, Inc. (the "Retirement Plan")) occurs prior to the second anniversary of the Termination Date, then payment shall be made until the Executive's Normal Retirement Date, such payments to be made at the Company's regular payroll dates; and

            (iii) in lieu of any further incentive compensation awards, the greater of $175,000 and the amount awarded to the Executive under the Annual Executive Incentive Compensation Plan of the Company and any other plans or any arrangements of the Company and its affiliates providing for annual (but not long-term) incentive bonus payments (the "Incentive Compensation Plans") for the calendar year immediately preceding the year in which the Termination Date occurs (whether or not fully

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     paid) multiplied by the lesser of the number two and the number of years
     (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date, payable in two equal installments at the time awards are normally paid under the Annual Executive Incentive Compensation Plan; and

          (iv) in lieu of any further defined contribution plan allocations, the amount that would have been required to be allocated to the Executive's account (assuming that he elected the maximum employee contribution) for the year immediately preceding the year in which the Termination Date occurs under the Fortune Brands Retirement Savings Plan (the "Defined Contribution Plan"), including the Company 401(k) matching contribution thereto, and the profit-sharing provisions of the Supplemental Plan of Fortune Brands, Inc. (the "Supplemental Plan"), including the Company matching award related to the supplemental tax deferred amounts therein (but not less than $30,000) multiplied by the lesser of the number two and the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date, payable in two equal installments on the first two April 15ths following the Termination Date.

           (c) If the Company shall terminate the Executive's employment other than for Disability or Cause or

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the Executive terminates his employment for Good Reason, and the Executive executes a release and waiver of claims in the form proposed by the Company, the Company shall maintain in full force and effect, for the Executive's continued benefit for a two-year period (or, if shorter, the period until his Normal Retirement Date) after the Termination Date, all employee life, health, accident, disability, medical and other employee welfare benefit plans, programs or arrangements in which he was participating on the date hereof plus all improvements therein subsequent thereto, provided that his continued participation is possible under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred, the Company shall arrange to provide him with benefits substantially similar to those which he would have been entitled to receive under such plan, program or arrangement if he had remained a participant for such additional two-year period (or, if shorter, such additional period until his Normal Retirement Date) after the Termination Date.

          (d) If the Company shall terminate the Executive's employment other than for Disability or Cause or the Executive terminates his employment for Good Reason, and the Executive executes a release and waiver of claims in the form proposed by the Company, then in addition to the

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retirement benefits to which the Executive is entitled under the Retirement
Plan, the Supplemental Plan and any other defined benefit pension plan maintained by the Company or any affiliate, and any other program, practice or arrangement of the Company or any affiliate to provide the Executive with a defined pension benefit after termination of employment, and any successor plans thereto (all such plans being collectively referred to herein as the "Pension Plans"), the Company shall pay the Executive monthly beginning at the earliest date that payments commence under any of the Pension Plans an amount equal to the excess of (i) over (ii) below where

             (i) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive would have been entitled under the terms of each of the Pension Plans in which he was an active participant (without regard to any amendment made subsequent to the date hereof which adversely affects in any manner the computation of the Executive's benefits) determined as if he were fully vested thereunder and had accumulated two additional years (or, if less, the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date) of Service thereunder (subsequent to his Termination Date) at his

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     rate of Actual Earnings in effect on the date hereof plus any increases subsequent thereto,

and where

             (ii) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive is entitled under the terms of each of the Pension Plans in which he was an active participant at the date hereof or subsequently.

For purposes of clause (i), the amounts payable pursuant to Sections 2(b)(ii) and (iii) shall be considered as part of the Executive's Actual Earnings and such amounts shall be deemed to represent two years (or, if less, the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date) of Actual Earnings for purposes of determining his highest consecutive five year average rate of Actual Earnings. The supplemental pension benefits determined under this Section 2(d) shall be payable by the Company to the Executive and his contingent annuitant, if any, or to the Executive's surviving spouse as a spouse's benefit if the Executive dies prior to commencement of benefits under this Agreement, in the same manner and for as long as his pension benefits under the Supplemental Plan and shall be adjusted actuarially to reflect payment in a form other than a straight life annuity. Benefits hereunder which commence prior to age 60

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shall be reduced to reflect early commencement to the extent, if any, provided in the Retirement Plan. All capitalized terms used in this Section 2(d) shall have the same meaning as in the Retirement Plan as in effect on the date hereof, unless otherwise defined herein or otherwise required by the context.

          (e) If the Company shall terminate the Executive's employment other than for Disability or Cause or the Executive terminates his employment for Good Reason, and the Executive executes a release and waiver of claims in the form proposed by the Company, the Company shall pay to the Executive as additional severance pay in a lump sum on the fifth day following the Termination Date an amount, if any, equal to the nonvested portion of his account balances under the Defined Contribution Plan and the defined contribution plan of any affiliate of the Company in which there is maintained for him an account balance which is not fully vested.

          (f) If the Company shall terminate the Executive's employment other than for Disability or Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to the following as incentive compensation through the Termination Date:

          (i) the unpaid portion of the amount awarded to him as incentive compensation under the Incentive Compensation Plans for the calendar year immediately

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     preceding the year in which the Termination Date occurs, payable at the time awards thereunder are normally paid; and

             (ii) incentive compensation under the Incentive Compensation Plans for the calendar year in which the Termination Date occurs, payable at the time awards thereunder are normally paid, in an amount equal to the amount the Executive would have received thereunder for such period if he had been awarded an amount for the year in which the Termination Date occurs equal to the amount awarded to him for the calendar year immediately preceding the year in which the Termination Date occurs (provided that such incentive compensation shall be $175,000 if the Termination Date occurs in 2000), with such incentive compensation amount prorated for the portion of the year through the Termination Date.

The payments under this Section 2(f)(ii) will be reduced by the amount actually paid to the Executive under the Incentive Compensation Plans for the calendar year in which the Termination Date occurs.

          (g) If the Company shall terminate the Executive's employment other than for Disability or Cause or the Executive terminates his employment for Good Reason and a dispute exists concerning the termination as set forth in Section 1(e), the Company shall continue to pay the Executive's full base salary through the date finally

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determined to be the Termination Date as provided in Section 1(e).

          (h) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 2 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date or by any other compensation.

          (i) Subject to Section 2(j), this Agreement and the obligations of the Company hereunder shall not be in derogation of any other obligations of the Company not set forth herein to pay any compensation or to pay or provide any benefit to the Executive.

          (j) Notwithstanding any other provision of this Agreement, (a) any amount otherwise payable to the Executive pursuant to the agreement dated as of September 1, 2000 between the Company and the Executive providing compensation after termination of employment following a change in control of the Company shall be reduced by the amount of any payments made by the Company to the Executive under this Section 2, and (b) any benefits to which the Executive is entitled under any Company severance pay program covering salaried employees shall be reduced by benefits paid under Section 2(b)(ii) and (iii) of this Agreement.

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          Section 3.  Confidential Information.
                      ------------------------

          (a) The Executive acknowledges that given his high level position with the Company, he has had and will have access to highly confidential information of the Company and its affiliates, including, but not limited to, financial information, supply and service information, marketing information, personnel data, customer lists, business and financial plans and strategies, and product costs, sources and pricing. The Company and the Executive consider their relation to be one of high confidence with respect to all such information ("Confidential Trade Secrets"). Accordingly, the Executive agrees that during and for a period of eighteen (18) months after the termination of his employment with the Company, regardless of the reasons that such employment might end, the Executive will:

               (i) hold all Confidential Trade Secrets in confidence and not discuss, communicate, disclose or transmit to others, or make any unauthorized copy of or use the Confidential Trade Secrets in any capacity, position or business unrelated to the Company;

               (ii) use the Confidential Trade Secrets only in furtherance of proper Company employment related business reasons; and

               (iii) take all reasonable action that the Company deems necessary and appropriate to prevent

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     unauthorized use or disclosure of or to protect the Company's interests in the Confidential Trade Secrets.

          (b) It is understood and agreed that the Executive's obligations under Section 3(a) do not extend to any knowledge or information which is or hereafter may become available to the public or to competitors otherwise than by disclosure by the Executive in breach of this Agreement nor to disclosure compelled by judicial or administrative proceedings after the Executive diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

          Section 4.  Loyalty.  The Executive further acknowledges that the
                      -------
loyalty and dedicated service of the Company's and its affiliates' employees is critical to the Company's business. Accordingly, the Executive agrees that during and after his employment by the Company, regardless of the reasons the employment might end, he will not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any of its affiliates to leave the employment or representation of the Company or of any affiliate. The Executive also agrees that during and after his employment, he will not take any action, or make any statements, that could discredit or disparage the Company or its affiliates, or its or their officers, directors, employees or products.

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          Section 5.  Non-Competition.
                      ---------------

          (a) The Executive acknowledges that the Company and its affiliates have invested time and money in establishing or planning to establish one or more aspects of its business throughout the United States, Canada, Mexico and Europe. Therefore, the Executive agrees that during his employment by the Company and for a period of eighteen (18) months after the termination of his employment, the Executive will not, directly or indirectly, individually engage in nor be competitively employed or retained by, or render any competing services for, or be financially interested in, any firm or corporation engaged in any business in the United States, Canada, Mexico or Europe which is directly competitive with any significant business in which the Company or any of its affiliates was engaged during the two-year period preceding the date the Executive's employment terminates, including, but not limited to, any significant business in which, during such two-year period, the Executive was involved in the Company's or any affiliate's planning to enter such business.

          (b)  The restriction in Section 5(a) shall not apply to

               (i) the purchase by the Executive of stock not to exceed 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange; or

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               (ii)   the employment of the Executive by a non-competitive
     subsidiary or non-competitive affiliated entity of a competitor of the Company or any affiliate upon written consent of the Company, which consent shall not unreasonably be withheld.

          (c) The Executive also agrees that for a period of eighteen (18) months after the termination of his employment with the Company he will not solicit business from nor directly or indirectly cause others to solicit business that competes with the Company's or any affiliate's line of products from any entities which have been customers of the Company during the Executive's employment or which were targeted as potential customers during Executive's employment.

          Section 6.  Remedies.  The Executive recognizes and agrees:
                      --------

          (a) that the covenants and restrictions in Sections 3, 4 and 5 of this Agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Company are waived by the Executive to the full extent permitted by law. In the event, however, that a court of competent jurisdiction should determine in any case that the enforcement of any provision contained in such paragraphs would not be reasonable, it is intended that enforcement of a provision which is determined by such court to be reasonable shall be given effect; and

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          (b)  that a breach of the covenants and restrictions in Sections 3, 4 and 5 of this Agreement would result in irreparable harm to the Company which could not be compensated by money damages alone. Accordingly, the Executive agrees that should there be a breach of any or all of these provisions or a threatened breach, the Company shall be entitled to cease paying amounts under
Section 2 and to offset any amounts it owes to Executive against any damage that it has suffered as a result of the breach of any of the covenants and restrictions in Sections 3, 4 and 5 and, in addition to its other remedies, to an order enjoining any such breach or threatened breach without bond. In addition, the Executive agrees that, in the event he breaches any of the covenants or restrictions in Sections 3, 4 or 5 of this Agreement, he will promptly repay to the Company upon demand of the Company any amounts paid to him pursuant to Section 2. The Executive further agrees that he will reimburse the Company for its attorney fees and costs incurred in pursuing any action to enforce these provisions.

          7. Successors; Binding Agreement.
             -----------------------------

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and any parent company thereof, by agreement or agreements in form and substance satisfactory to the Executive, expressly to assume

                                       21
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and agree to perform this Agreement, and in the case of any such parent company expressly to guarantee and agree to cause the performance of this Agreement, in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

          (b) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives and successors in interest under this Agreement.

          8.  Term.  This Agreement shall continue in full force and effect
              ----
until the third anniversary of the date that notice of termination of this Agreement is given by the Company to the Executive or by the Executive to the Company.

          9.  Notice.  Any notice, demand or other communication required or
              ------
permitted under this Agreement shall be effective only if it is in writing and delivered

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personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               Fortune Brands, Inc.
               300 Tower Parkway
               Lincolnshire, Illinois  60069
               Attention:  Secretary


          If to the Executive:

               Thomas J. Flocco
               256 Sheridan Road
               Winnetka, Illinois  60093

or to such other address as either party may designate by notice to the other and shall be deemed to have been given as of the date so personally delivered or mailed.

          10.  Miscellaneous.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware. This Agreement cannot be modified or any term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the modification or waiver is sought. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The headings in this Agreement are included for convenience

                                       23
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of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          11.  Separability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          12.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

          13.  Withholding of Taxes.  The Company may withhold from any benefits
               --------------------
payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and

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the Executive has hereunto set his hand as of the date first above written.


                                  FORTUNE BRANDS, INC.


                                  By_____________________________
                                    Anne C. Linsdau
                                    Vice President-Human Resources
ATTEST:





_________________________
       Secretary

                                    _________________________
                                    Thomas J. Flocco

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